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           THIS DOCUMENT CONSTITUTES PART OF
           A PROSPECTUS COVERING SECURITIES
           THAT HAVE BEEN REGISTERED UNDER
              THE SECURITIES ACT OF 1933

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TO:       Participants in the HCB Bancshares, Inc. Management
          Recognition Plan

DATE:     May 6, 1998

FROM:     HCB Bancshares, Inc.

RE:       Taxation of MRP Awards

================================================================

     This memorandum concerns the taxation of the awards that will automatically occur under the Company's Management Recognition Plan (the "MRP") upon its receipt of stockholder approval. To facilitate your review, the discussion below is divided as follows:

     Part I:        General Tax Principles and Application
                    to the MRP

     Part II:  Accelerated Taxation under Section 83(b)

     Please understand that this memorandum is merely designed to summarize the tax rules generally applicable to MRP awards. We could provide individual tax advice to the recipients of MRP awards ("Participants"), should anyone desire assistance.

     The deadline for making a Section 83(b) election is 30 days after the award date.

                        PART I:
                GENERAL TAX PRINCIPLES

     Section 83 -- Generally. Section 83 of the Internal Revenue Code (the "Code") controls the federal income taxation of property that is transferred in connection with the performance of services. In the absence of the Section 83(b) election described in Part II, the recipient of restricted property (such as an MRP award) recognizes income not on the date of the award but on the date that his or her interest vests. Subsequent gain or loss is treated as capital gain, with the amount that is included in the Recipient's ordinary income determining his or her basis in the property.

Taxation of MRP Awards
Page 2

     Operation of the MRP. The MRP will generally work as follows for Recipients who do not make Section 83(b) elections:

     Date                     Event
     ----                     -----

     Award Date               Each Recipient will receive a
                              "Notice of MRP Award" that
                              identifies the number of shares
                              subject to the award, and the
                              terms according to which vesting
                              occurs.

     Each Vesting Date        The MRP trust will transfer to
                              each Recipient a number of
                              unrestricted shares equal to the
                              number of shares that have become
                              vested, plusany dividends
                              attributable to those shares
                              (provided that the Recipient has
                              not previously terminated
                              service).

                              The amount of the Recipient's
                              taxable income will equal the fair
                              market value of the restricted
                              property when vesting occurs.

     Vesting will accelerate to 100% upon a Recipient's termination of service due to the Recipient's retirement at or after age 70, death or disability, or upon the earlier of a change in control or the execution of an agreement to effect a change in control.

     Tax Withholding. In the case of Recipients who are non-employee directors, federal income tax withholding is not required when their MRP awards give rise to taxable income. On the other hand, Recipients who are employees must satisfy federal income tax withholding not only at the time their MRP awards generate taxable income, but also before they may receive shares of Common Stock from the MRP trust.

     IRS Reporting. In the case of an employee, the ordinary income arising from the vesting of MRP awards and from the payment of tax bonuses is reportable on Form W-2, in Box 11. In the case of a non-employee director, such income is reportable on Form 1099-MISC, in Box 7.

Taxation of MRP Awards
Page 3
                       PART II:
       ACCELERATED TAXATION UNDER SECTION 83(B)

     Section 83(b) Generally. Within 30 days after receiving an MRP Award, a Recipient may make a special, irrevocable election under Code Section 83(b), and thereby accelerate ordinary income taxation to the date that the property transfer occurred. The amount of the Recipient's ordinary income will equal the fair market value of the Common Stock subject to the MRP award as of the date on which the award occurred. Subsequent gain (or loss, if the award is forfeited or depreciates) would be long- or short-term capital gain, not ordinary income.

     Procedural Requirements. Section 83(b) elections must include the information set forth in the form of Section 83(b) election that we have attached hereto. Further, Section 83(b) elections must be filed with the IRS Service Center where the Recipient files his or her return (both within 30 days after the transfer occurs, and as an attachment to his or her tax return for the year to which the Section 83(b) election relates). A copy of the Section 83(b) election must also be filed with the Company.

     Tax Caveat. In several recent private letter rulings (which, while not binding precedent, are indicative of current IRS policy), the Internal Revenue Service has taken the position that, for purposes of Section 83 of the Code, no "transfer" of property occurs when an individual receives an interest in an employer's grantor trust. Because the trust associated with the MRP is a grantor trust (by design, in order to secure deferred taxation of awards), these rulings suggest that the IRS could question whether Section 83(b) elections may be made with respect to MRP awards. While we do not believe that this theoretical possibility involves a substantial tax risk for Recipients, each Recipient should contact his or her personal tax counsel for independent advice about this issue.

     Tax Reporting and Withholding.  The rules described in
Part I would apply, as though vesting occurred on the date of the Recipient's Section 83(b) election.

                      CONCLUSION

     Whether or not a Recipient should make a Section 83(b) election depends on a variety of factors, including the Recipient's expectations as to (i) the short-term and long-term future value of the Common Stock, (ii) the length of time the Recipient is likely to hold the Common Stock, (iii) future tax rates -- as to both income and capital gain, (iv) the risk of forfeiture, and (v) the Recipient's ability to pay the taxes associated with the MRP award.

                 HCB BANCSHARES, INC.
              MANAGEMENT RECOGNITION PLAN

_____________________________________________________________
Election to Include Value of Restricted Stock in Gross Income
     in Year of Transfer Under Code Section 83(b)
_____________________________________________________________


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           THIS DOCUMENT CONSTITUTES PART OF
           A PROSPECTUS COVERING SECURITIES
           THAT HAVE BEEN REGISTERED UNDER
              THE SECURITIES ACT OF 1933

  * * * * * * * * * * * * * * * * * * * * * * * * * *

     The undersigned hereby makes the election permitted under
Section 83(b) of the Internal Revenue Code of 1986, as amended, with respect to the property described below, and supplies the following information in accordance with the regulations promulgated thereunder:

1. The name, address, and taxpayer identification or social security number of the undersigned are:

               Name:  ________________________________
               Address:  ________________________________
                      ________________________________
               I.D. No.  ________________________________

2. Description of the property with respect to which the election is being made:

          ____________________(     ) shares of common stock,
          par value $0.01 per share, of HCB Bancshares, Inc.
          (hereinafter, the "Common Stock").

3. The date on which the Common Stock was transferred is ______________ ___, 19__. The taxable year to which this election relates is calendar year 19__.

4. The nature of the restrictions to which the Common Stock is subject is as follows:

          The Common Stock is forfeitable until it is earned in accordance with Article VII of the HCB
          Bancshares, Inc. Management Recognition Plan (the "Plan"). Generally, the Common Stock becomes earned and nonforfeitable by the undersigned at the rate of __% on the Plan award date and on each of the next

Section 83(b) Election
Page 2 of 2

          _______ annual anniversary dates thereof. For special rules regarding the vesting of the undersigned's interest in the Common Stock, see
          Section 7.01 of the Plan.

          The Common Stock is non-transferable until the undersigned's interest therein becomes vested and nonforfeitable, pursuant to Section 8.03 of the Plan.

5.  Fair market value:

          The fair market value at the time of transfer
          (determined without regard to any restrictions other then restrictions which by their terms will never lapse) of the stock with respect to which this election is being made is $_____ per share.

6.  Amount paid for Common Stock:

          The amount paid by taxpayer for said Common Stock is $0.00 per share.

7.  Furnishing statement to employer:

          A copy of this statement has been furnished to HCB
          Bancshares, Inc.

8.  Notice:

          Nothing contained herein shall be held to alter, vary or affect any of the terms, provisions or conditions of the Plan, or the award made thereunder to the undersigned.


Dated: ____________ __, 199__.



                                   ___________________________
                                   Taxpayer/Plan Participant